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                                  EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.

                      Company Name                              Jurisdiction of
                      ------------                               Incorporation
                                                                 -------------

          Russ Berrie and Company, Inc. South                      Georgia
          Russ Berrie and Company West, Inc.                       California
          Russ Berrie and Company Chicago, Inc.                    Illinois
          Russ Berrie and Company Investments, Inc.                New Jersey
          Russ Berrie (U.K.) Limited                               England
          Russ Berrie (Beneleux)  B.V.                             Holland
          Tri Russ International (Hong Kong) Limited               Hong Kong
          Amram's Distributing, Ltd.                               Canada
          P/F Done, Inc.                                           Pennsylvania
          Fluf N' Stuf, Inc.                                       Pennsylvania
          P/F Done, Limited                                        England
          Bright of America, Inc.                                  West Virginia
          Russ Berrie (Ireland) Limited                            Ireland
          Cap Toys, Inc.                                           Ohio
          P/F Done (Benelux) B.V.                                  Holland
          OddzOn Products, Inc.                                    California
          Russ Berrie and Company Properties, Inc.                 New Jersey
          RUSSPLUS, Inc.                                           New Jersey
          Russ Berrie Espana, S.L.                                 Spain


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